EXHIBIT 22.1



                           SUBSIDIARIES OF THE COMPANY


                               STATE OR JURISDICTION
NAME OF SUBSIDIARY                OF INCORPORATION            PERCENTAGE OWNED
--------------------------------------------------------------------------------

Commodore Solution
Technologies, Inc.                      Delaware                   100%

Commodore CFC
Technologies, Inc.                      Delaware                   100%

CFC Technologies, Inc.                  Ohio                       100%

Commodore Advanced
Sciences, Inc.*                         New Mexico
100%

A.S. Environmental, Inc.*               Delaware                   100%

Commodore Remediation
Technologies, Inc.*                     Delaware                   100%

Commodore Government
Environmental
Technologies, Inc.*                     Delaware                   100%

Commodore Technologies, Inc.*           Ohio
100%

Sandpiper Properties, Inc.*             Ohio                       100%

Environmental Alternatives, Inc.*       New Mexico
100%

Advanced Sciences Integrated
Mexico, S.A. de C.V.*                   Mexico                     100%

Advanced Sciences Integradas S.A.*      Argentina                  100%

CORT Technologies, Inc.*                Delaware                   100%

Commodore Refrigerant
Technologies, Inc.                      Delaware                   100%

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*  Wholly owned subsidiary of Commodore Solution Technologies, Inc.